EXHIBIT 10.6

AMENDMENT NO. 1
to the
MOLINA HEALTHCARE, INC.
AMENDED AND RESTATED
DEFERRED COMPENSATION PLAN (2013)

WHEREAS, Molina Healthcare, Inc. (the “Company”) adopted the Molina Healthcare, Inc. Amended and Restated Deferred Compensation Plan (2013) (the “Plan”), effective October 1, 2013; and

WHEREAS, Treasury Regulation Section 1.409A-3(j)(4)(v) permits a plan to accelerate distribution of small account balances under the Plan in accordance with the requirements set forth therein; and

WHEREAS, the Company desires to amend the Plan to include a provision providing for distribution of small account balances upon a participant’s separation from service; and

WHEREAS, the Company desires to amend the Plan to revise the eligibility provisions thereof; and

WHEREAS, Section 7.1 of the Plan provides that the Company has the right to amend the Plan;

NOW, THEREFORE, pursuant to resolutions adopted by the Company, the Plan is amended as follows:

1.    Effective January 1, 2014, Section 1.8 of the Plan is amended and restated in its entirety to read as follows:

“1.8. Key Employee means an employee of the Company or a Subsidiary, who is (A) a member of a select group of management or highly compensated employees within the meaning of §2520.104-23 of the Department of Labor ERISA Regulations, (B) projected to receive Plan Year Compensation (including base pay and bonus), plus amounts deferred to any 401(k) plan, deferred compensation plan, or cafeteria plan maintained by the Company, of $200,000 or more and (C) designated by the Plan Committee as a Key Employee.”

2.    Effective January 1, 2014, Section 1.9 of the Plan is amended and restated in its entirety to read as follows:

“1.9. Participant means (A) a Key Employee who timely files a Written Election pursuant to Section 2.3, below, and (B) a former Employee who, at the time of his termination from employment, retirement, death, or occurrence of Disability, retains, or whose beneficiary retains, benefits earned under the Plan in accordance with its terms. A Participant is considered an Active Participant in the Plan (even if the Participant no longer satisfies the requirements of Section 1.8

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(B), but subject to the right of the Company’s Chief Executive Officer to no longer designate such employee as a Key Employee) until the Participant separates from service under the terms of this Plan.”

3.    Effective January 1, 2014, Section 2.1 of the Plan is amended and restated in its entirety to read as follows:

“2.1. Eligibility. An employee of the Company or a Subsidiary is eligible to participate in this Plan upon meeting the criteria for Key Employee specified in Section 1.8. Any Key Employee who was a Participant in the Original Plan and who continued in the employ of the Company on the Effective Date will continue to be a Participant in this Plan, subject to the right of the Company’s Chief Executive Officer to no longer designate such employee as a Key Employee thereafter.”

4.    Effective as of the date of execution of this Amendment, the Plan is amended to add a new section, Section 6.4., to provide for the distribution of small account balances from the Plan:

“6.4. Limited Cashout. Notwithstanding any Written Election made by the Participant, if, upon a Participant’s Separation from Service, such Participant’s accrued benefit under the Plan (and any other deferred compensation plan required to be aggregated with this Plan) does not exceed the then-current limit under Section 402(g)(1)(B) of the Code, the Company shall immediately distribute such Participant’s accrued benefit under the Plan in a single lump sum payment to the Participant (or the Beneficiary, if the Participant is deceased), provided that such distribution results in a termination and complete liquidation of such Participant’s interest under the Plan (and any other deferred compensation plan required to be aggregated with this Plan).”

Executed on November 14, 2013.

MOLINA HEALTHCARE, INC.

By: /s/Joseph M. Molina, M.D.
Joseph M. Molina, M.D.
Chief Executive Officer

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